As filed with the Securities and Exchange Commission on January 13, 2014.

Registration No. 333-47172

Registration No. 333-44103

Registration No. 333-35055

Registration No. 033-64133

Registration No. 033-64135

Registration No. 33-55730

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-47172

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-44103

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-35055

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 033-64133

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 033-64135

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 33-55730

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SED INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	22-2715444
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3505 Newpoint Place, Suite 450 Lawrenceville, Georgia	30043
(Address of Principal Executive Offices)	(Zip Code)

SED INTERNATIONAL HOLDINGS, INC. 1999 STOCK OPTION PLAN

SED INTERNATIONAL HOLDINGS, INC. 1997 STOCK OPTION PLAN

SED INTERNATIONAL HOLDINGS, INC. 1991 STOCK OPTION PLAN

SED INTERNATIONAL HOLDINGS, INC. 1995 FORMULA STOCK OPTION PLAN

(Full Title of the Plan)

Hesham M. Gad

Chef Executive Officer and Executive Chairman

SED International Holdings, Inc.
3505 Newpoint Place, Suite 450
Lawrenceville, Georgia 30043

(770) 243-1200

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of SED International Holdings, Inc. is filed to deregister any and all securities that were previously registered but have not been sold or issued as of the effective date of this Post-Effective Amendment under the Registration Statements:

•	Registration Statement No. 333-47172 regarding the SED International Holdings, Inc. 1999 Stock Option Plan filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2010, including reoffers and resales registered thereunder;
•	Registration Statement No. 333-44103 regarding the SED International Holdings, Inc. 1997 Stock Option Plan filed with the SEC on January 12, 1998, including reoffers and resales registered thereunder;
•	Registration Statement No. 333-35055 regarding the SED International Holdings, Inc. 1991 Stock Option Plan filed with the SEC on September 5, 1997 and shares issuable under certain non-qualified stock option agreements with non-employee directors, including reoffers and resales registered thereunder;
•	Registration Statement No. 033-64133 regarding the SED International Holdings, Inc. 1991 Stock Option Plan filed with the SEC on November 13, 1995;
•	Registration Statement No. 033-64135 regarding the SED International Holdings, Inc. 1995 Formula Stock Option Plan filed with the SEC on November 13, 1995; and
•	Registration Statement No. 33-55730 regarding the SED International Holdings, Inc. 1991 Stock Option Plan, including any reoffers and resales registered thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SED International Holdings, Inc. has duly caused this Post-Effective Amendment No. 1 to Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrenceville, state of Georgia, on this 13th day of January, 2014.

SED International Holdings, Inc.

By:	/s/ Hesham M. Gad
Name: Hesham M. Gad
Title: Chief Executive Officer and Executive Chairman of the Board